EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 22, 2001 relating to the financial statements of Kansas City Southern Industries, Inc., which appears in Kansas City Southern Industries, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.


/s/ PricwaterhousCoopers LLP

PricewaterhouseCoopers LLP
Kansas City, Missouri
April 2, 2001